UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

IOTA COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27587	22-3586087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 1010
Allentown, PA 18101
(Address of principal executive offices)

Registrant’s telephone number, including area code: (855) 743-6478

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2020, Carole Downs voluntarily resigned from the board of directors (the “Board”) of Iota Communications, Inc. (the “Company”), effective immediately.

Ms. Downs’ letter of resignation (the “Resignation Letter”) indicates that her decision to resign was based on her concerns regarding the Board’s operating procedures. In her letter, she expressed her disagreement with certain policies and practices of the Company. The description of the Resignation Letter contained herein is qualified in its entirety by reference to the full text of the Resignation Letter, which is filed herewith as Exhibit 17.1.

The Board disagrees with Ms. Downs’ characterization of the Board’s operating procedures and believes that it has consistently acted in accordance with the requirements of the Company’s governing documents and in the best interests of its stockholders, with a particular focus on enhancing shareholder value.

A copy of this Current Report on Form 8-K has been provided to Ms. Downs. The Company will promptly file any letter provided by Ms. Downs in relation thereto by amendment to this Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

17.1	Resignation Letter of Carole Downs dated June 30, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOTA COMMUNICATIONS, INC.

Date: July 2, 2020	By:	/s/ Terrence DeFranco
	Name:	Terrence DeFranco
	Title:	Chief Executive Officer